Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-1 Registration Statement of Siebert Financial Corp. of our report dated May 10, 2024, relating to the consolidated financial statements, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference of us under the heading “Experts” in this Registration Statement.

/s/ BAKER TILLY US, LLP

New York, New York

July 5, 2024